Exhibit 10.32

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED CREDIT AND AGREEMENT (this "Agreement") is by and among MONROE STAFFING SERVICES, LLC, a Delaware limited liability company (“Monroe”), PEOPLESERVE, INC., a Massachusetts corporation (“PSI” and together with Monroe, individually and collectively, jointly and severally, the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"). Except as set forth in Section 7.1, capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in Schedule A annexed hereto.

The parties agree as follows:

ARTICLE I
CREDIT TERMS

Section 1.1           DISCRETIONARY LINE OF CREDIT.

(a)          Discretionary Advances. Subject to the terms and conditions of this Agreement, Lender may consider making Advances to Borrower under this Section 1.1 from time to time up to and including the Termination Date, in a total amount at any time outstanding not to exceed the lesser of (i) the Facility Sublimit and (ii) the Borrowing Base. The Line of Credit is a discretionary Line of Credit and Lender has no obligation to make an Advance even if no Event of Default has occurred under the terms of this Agreement. Lender may terminate the Line of Credit at any time in accordance with the terms hereof.

(b)          Determination of Borrowing Base. The Borrowing Base will be determined by Lender upon receipt and review of all collateral reports required under this Agreement and such other documents and collateral information as Lender may from time to time require. Lender may, in its discretion, calculate a separate Borrowing Base for each Borrower.

(c)          Borrowing and Repayment. Borrower may from time to time prior to the Termination Date request Advances, partially or wholly repay amounts outstanding under the Line of Credit, and request to re-borrow the same, subject to all of the limitations, terms and conditions contained in this Agreement. Any request for Advance must be received by Lender no later than 1:00 p.m. (Eastern time) on the Business Day immediately preceding the Business Day that funding is requested. No request for an Advance will be deemed received until Lender acknowledges the request. All Advances will be repaid by Borrower even if the Person requesting the Advance on behalf of Borrower lacks authorization.

(d)          Protective Advances: Advances to Pay Obligations Due. Lender may make Advances under the Line of Credit in its sole discretion for any reason at any time without request of Borrower and without Borrower’s compliance with any of the conditions of this Agreement, and (i) disburse the proceeds directly to third Persons in order to protect Lender’s interest in Collateral or to perform any of Borrower’s obligations under this Agreement, or (ii) apply the proceeds to any Obligations then due and payable.

(e)          Payments and Collections.

(i)          All payments by Borrower will be made as specified in the Loan Documents or as otherwise directed by Lender, without setoff, counterclaim or defense. Borrower shall cause all payments of Accounts to be remitted, and Borrower shall instruct and cause all Account Debtors obligated in respect of such Accounts to remit all payments, (A) with respect to payments by wire transfer or ACH, to Lender’s Account and (B) with respect to payments by check, to Lender at the address set forth below. If any Obligor receives payment or the proceeds of Collateral directly, Borrower shall cause such Obligor to remit such payment or proceeds, in the same form received, to the Lender’s Account or, as applicable, to the address set forth below. The address for payments by check is as follows:

Wells Fargo Bank, National Association

P.O. Box 60839

Charlotte, NC 28260-0839

(ii)         All payments of and proceeds of Collateral received by Lender, in immediately available funds, will be applied to reduce outstanding Obligations in such manner as Lender determines in its sole discretion. So long as no Event of Default has occurred and is continuing, after payment in full in cash of all Obligations, any remaining balance shall be paid to Borrower or such other Person entitled thereto under applicable law. For purposes of calculating Availability, each payment will be applied to the Obligations as of the first Business Day following the Business Day of receipt by Lender of such payment in immediately available funds; provided such payment is received in accordance with Lender’s usual and customary practices as in effect from time to time. Any payment received by Lender that is not a transfer of immediately available funds will be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrower will be deemed not to have made such payment, and that portion of Borrower’s outstanding Obligations corresponding to the amount of such dishonored payment item will be deemed to bear interest as if the dishonored payment item had never been received by Lender. Each reduction in outstanding Obligations resulting from the application to such Obligations of payments of Accounts will be accompanied by an equal reduction in the amount of outstanding Accounts.

(f)          Charges to Loan Account; Clearance Charge. Lender will record in the Loan Account all Advances made by Lender and all other payment Obligations. Borrower authorizes Lender to collect all principal, interest and fees due under the Line of Credit by charging the Loan Account, or any other deposit account maintained by Borrower with Lender. Should there be insufficient funds in the Loan Account or any such other account to pay all such sums when due, the full amount of such deficiency will be immediately due and payable by Borrower. All Collections received by Lender will be applied as provided in Section 1.1(e). Lender will make available to Borrower an internet accessible website which will permit Borrower to view all entries made by Lender to the Loan Account. All postings to the Loan Account shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate. All monthly statements relating to the Loan Account or such account will be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless Borrower delivers written objection to Lender within 30 days after receipt by Borrower. Obligations paid with Collections will continue to accrue interest at the rate then applicable to Advances for the number of Settlement Days following the Business Day that such Collections were applied to the Obligations. Any such clearance charge on Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower. The parties acknowledge and agree that the economic benefit of these provisions will accrue exclusively to Lender.

(g)          Mandatory Payment of Advances. If at any time an Overadvance Amount is outstanding, then Borrower shall immediately upon demand by Lender repay the Obligations in an aggregate amount equal to such Overadvance Amount.

(h)          Unbilled Accounts. Notwithstanding anything to the contrary set forth in this Agreement, an Account for which a Borrower has not issued an invoice but for which such Borrower has delivered the goods or rendered the services covered thereby and the applicable Account Debtor has accepted such goods or services without alleging a Commercial Dispute (an “Unbilled Account”) may nonetheless, in Lender’s sole discretion, be an Eligible Account, subject to the following terms and conditions: (i) such Borrower clearly identifies such Account as an Unbilled Account to Lender in all Borrowing Base certificates and other collateral reports provided to Lender hereunder, (ii) each Unbilled Account shall satisfy all representations, warranties and other requirements for an Eligible Account set forth in this Agreement other than such Borrower’s failure to issue an invoice for such Unbilled Account, and (iii) such Borrower shall issue an invoice to the Account Debtor obligated thereon within ten (10) days following the date the goods have been delivered or the services rendered by Borrower.

Section 1.2           INTEREST/FEES.

(a)          Interest. Except as provided in Section 1.2(b) or Section 1.2(c), the outstanding principal balance of Advances will bear interest on the Daily Balance of such Advances at a variable per annum rate equal to the Contract Rate.

(b)          Default Rate. During a Default Period, and at any time following the Termination Date, the outstanding principal balance of Advances will, at the sole discretion of Lender, bear interest on the Daily Balance of such Obligations at the Default Rate. Lender may assess the Default Rate commencing as of the date of the occurrence of an Event of Default or as of any date after the occurrence of an Event of Default until such Event of Default is waived or cured in accordance with the terms hereof, regardless of the date of reporting or declaration of such Event of Default.

(c)          Deficit Rate. If at any time an Overadvance Amount is outstanding, the outstanding principal balance of Advances equal to such Overadvance Amount will, at the sole discretion of Lender, bear interest on the Daily Balance of such Obligations at the Deficit Rate. Lender may assess the Deficit Rate commencing as of the date an Overadvance Amount is first outstanding or as of any date thereafter that an Overadvance Amount remains outstanding regardless of the date of demand by Lender for repayment of any Overadvance Amount and regardless of whether Lender has declared an Event of Default.

(d)          Payment of Interest. Interest will be payable monthly in arrears on the first day of each month and on the Termination Date.

(e)          Payment of Fees. Borrower will pay to Lender the fees set forth on Schedule B-2, all of which shall be fully earned and payable when due, may be charged by Lender to the Loan Account and shall not be subject to refund, rebate or proration for any reason whatsoever.

(f)          Computation of Interest and Fees. Interest and fees will be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

Section 1.3           ADDITIONAL COSTS.

(a)          Capital Requirements. Borrower will pay Lender, on demand, for Lender's costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by Lender, using any reasonable method. The costs include, without limitation, (i) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement); and (ii) any capital requirements relating to Lender's assets and commitments for credit.

(b)          Illegality; Impractibility; Increased Costs. In the event that (i) any change in market conditions or any Change in Law make it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily One Month LIBOR or to continue to so fund or maintain, or to determine or charge interest rates based upon Daily One Month LIBOR, (ii) Lender determines that by reasons affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Daily One Month LIBOR, or (iii) Lender determines that the interest rate based on the Daily One Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or funding Advances at the interest rate based upon Daily One Month LIBOR, Lender will give notice of such changed circumstances to Borrower and interest on the principal amount of such extensions of credit will then accrue interest at a rate equal to the Prime Rate plus 1% until Lender determines that the conditions described in clauses (i) through (iii) no longer exist.

Section 1.4           TERM AND TERMINATION.

(a)          Termination Date. On the Termination Date, the Line of Credit will terminate, Borrower shall have no right to request further Advances or other extensions of credit under this Agreement, all of the Obligations including without limitation, the Termination Fee, if any, will immediately become due and payable without notice or demand, and Borrower will immediately repay all of the Obligations in full. No termination of this Agreement will relieve or discharge the Obligors of their duties, obligations, or covenants under this Agreement or under any other Loan Document. The relevant Bank Product Provider and Lender may require cash collateralization of Obligations with respect to any then existing Bank Product in an amount acceptable to such Bank Product Provider and Lender.

(b)          Termination of Liens. Provided that there are no suits, actions, proceedings or claims pending or threatened against any Person who Borrower has agreed to indemnify under this Agreement, Lender will, at Borrower’s expense, release or terminate any filings or other agreements that perfect the Liens granted to Lender under the Loan Documents in the Collateral upon satisfaction, as reasonably determined by Lender, of the Lien Release Conditions.

(c)          Termination by Borrower. Subject to payment of any termination fee provided hereunder, Borrower may terminate the Line of Credit at any time prior to any Maturity Date, if it (i) delivers a written notice to Lender of such intention at least sixty (60) days prior to such Maturity Date, (ii) pays to Lender the applicable termination and prepayment fees specified in this Agreement, and (iii) pays the Obligations in full. Any such termination will be irrevocable.

(d)          Termination by Lender. Lender may terminate the Line of Credit and this Agreement at any time, whether or not a Default Period then exists, by delivering to Borrower written notice of termination at least sixty (60) days prior to the proposed termination date if no Default Period then exists or without any advance notice if a Default Period then exists.

(e)          Autorenewal. Unless Borrower shall have delivered to Lender written notice of its intention to terminate this Agreement at least 60 days prior to and effective as of the then applicable Maturity Date, or this Agreement shall be sooner terminated by Lender in accordance with the terms hereof, the then applicable Maturity Date shall be automatically extended by 36 months, subject to further automatic extension(s) in accordance with Section 1.4(e).

ARTICLE II
SECURITY INTERESTS

Section 2.1           Grant of Security Interest. As security for the Obligations, Borrower hereby grants to Lender, for itself and its Affiliates, a continuing security interest in and Lien upon all of the Collateral.

Section 2.2           Perfection. Borrower shall take, and shall cause each Obligor to take, all actions requested by Lender from time to time to cause the attachment, perfection and, subject to Permitted Liens, first priority of, and Lender’s ability to enforce, Lender’s security interest in and Lien upon any and all of the Collateral. Borrower irrevocably and unconditionally authorizes Lender (or Lender’s agent) to complete and file, and Borrower ratifies such filing, at any time and from time to time, without notice to Borrower, such financing statements with respect to the Collateral naming Lender as the secured party and such Borrower as debtor, as Lender may require, together with all amendments and continuations with respect thereto. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender’s discretion.

Section 2.3           Subrogation. Until all Obligations shall have been paid in full and all commitments by Lender to extend credit under this Agreement have been terminated, no Borrower shall have any right of subrogation, contribution or similar right, and each Borrower waives any benefit of or right to participate in any of the Collateral or any other security now or subsequently held by Lender.

Section 2.4           Waivers. Borrower waives any right to require Lender to (a) proceed against any Obligor or any other Person, (b) marshal assets or proceed against or exhaust any security from any Obligor or any other Person, (c) perform any obligation of any Obligor with respect to any Collateral; and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral. Borrower further waives any right to direct the application of payments or security for any Obligations of any Obligor or indebtedness of customers of any Obligor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Lender, which representations and warranties will survive the execution of this Agreement and will continue in full force and effect until the full and final payment, and satisfaction and discharge of all Obligations:

Section 3.1           LEGAL STATUS. Each Corporate Obligor is duly organized, validly existing and in good standing under the laws of the State of its organization and is qualified or licensed to do business and is in good standing in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to cause a Material Adverse Change. Each Obligor possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

Section 3.2           AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized and constitute legal, valid and binding agreements and obligations of each Obligor party thereto, enforceable in accordance with their respective terms. The execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party do not (i) violate any provision of any law or regulation, (ii) contravene any provision of any Corporate Obligor’s organizational documents, (iii) result in any breach of or default under any contract, obligation, indenture or other instrument to which any Obligor is a party or by which any Obligor or its assets may be bound, (iv) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, or (v) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect).

Section 3.3           LITIGATION. There are no pending, or to the best of Borrower’s knowledge threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency which could reasonably be expected to cause a Material Adverse Change other than those disclosed on Schedule C.

Section 3.4           FINANCIAL STATEMENTS. The annual financial statements of Borrower dated for such Borrower’s most recent fiscal year ended, and all interim financial statements delivered to Lender since such date and prior to the date of this Agreement (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied. Since the dates of such financial statements there has been no Material Adverse Change.

Section 3.5           TAXES. Each Obligor has timely filed all tax returns and reports of such Obligor required to be filed by it, and paid when due all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Obligor and its assets, income, businesses and franchises that are due and payable. The Borrower is not aware of any unpaid tax or assessment or proposed tax or assessment against any Obligor except (i) as set forth on Schedule C and (ii) taxes owing for current or future periods that are not yet due and payable.

Section 3.6           SOLVENCY. Each Obligor is solvent, is able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of its liabilities.

Section 3.7           COMPLIANCE WITH LAWS, ETC. Each Obligor operates its business in material compliance with all applicable local, state and federal laws.

Section 3.8           ACCURACY OF INFORMATION. All of the information submitted by the Obligors to Lender and all disclosures, representations, and warranties made by the Obligors to Lender, including in any certification of officers, are true, complete, correct and accurate as of the date submitted or made by Obligors to Lender.

Section 3.9           NO EVENT OF DEFAULT. No Default or Event of Default has occurred or is continuing under this Agreement.

Section 3.10         TITLE; NO OTHER LIENS. Each Obligor has good title to the Collateral that is pledged by it pursuant to this Agreement or the Loan Documents and has exclusive right to grant a security interest in such Collateral. No Obligor has mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender and except for Permitted Liens.

Section 3.11         ACCOUNTS. Each Eligible Account of Borrower (a) evidences an absolute, bona fide sale and delivery of goods or rendition of services in the applicable Borrower’s ordinary course of business and such goods or services have been accepted by the Account Debtor obligated thereon; (b) is genuine, valid and enforceable against the Account Debtor obligated thereon in the full amount set forth on the invoice evidencing such Account, without offset, defense, counterclaim, deduction, recoupment or contra account; (c) is not subject to Commercial Dispute (real or alleged); (d) is owing by an Account Debtor located in the United States and is payable in United States dollars; (e) is owing by an Account Debtor that is not an Affiliate of any Obligor; (f) does not represent goods delivered upon “bill and hold”, “consignment”, “guaranteed sale”, “sale or return”, “payment on reorder” or similar terms; (g) is legally saleable and assignable by Borrower to Lender; (h) the invoice evidencing such Account and all other documents delivered to Lender in connection therewith are genuine and valid and are not mistaken, misleading, fraudulent, incorrect, incomplete or erroneous in any respect; (i) if arising from the sale of Inventory, such Inventory was owned by Borrower and was not subject to any consignment arrangement, encumbrance, security interest or Lien other than in favor of Lender; (j) shall not be altered or in any way modified without the prior written consent of Lender; and (k) has been issued in the name of Borrower or a trade style of Borrower specifically disclosed by Borrower in writing and acknowledged by Lender in writing.

Section 3.12         Intentionally omitted.

Section 3.13         ADDITIONAL REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Obligors contained in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of each request by Borrower for any Advance or the issuance of a letter of credit if contemplated hereunder. No Default or Event of Default shall exist on the date of any request by Borrower for an Advance or the issuance of any such letter of credit.

Section 3.14      GOVERNMENT ACCOUNTS.

(a)           In addition to all other representations and warranties of the Borrower contained in this Agreement and the other Loan Documents, Borrower hereby represent and warrant to Lender that:

(i)          No event has occurred and, to the knowledge of Borrower, no condition exists that is reasonably likely to result in the debarment or suspension of Borrower from any contracting with a Governmental Authority, and Borrower has not been subject to any such debarment or suspension prior to the date of this Agreement;

(ii)         There is no investigation by a Governmental Authority or inquiry pending of which Borrower knows or should know, or to the knowledge of Borrower, threatened, against Borrower involving fraud, deception or willful misconduct in connection with any contract between a Governmental Authority and Borrower (a “Government Contract”) or any activities of Borrower that (A) are reasonably likely to result in debarment or suspension of Borrower from any contracting with a Governmental Authority or (B) has had, or could reasonably be expected to have, a Material Adverse Change;

(iii)        Borrower has not received written notification of cost, schedule, technical or quality problems that could result in one or more claims against Borrower (or a successor in interest) by any Governmental Authority in excess of Five Thousand Dollars ($5,000), individually or in the aggregate;

(iv)        all Government Contracts have been legally awarded, are binding on the Borrower party thereto, and to the best of Borrower's knowledge, are binding on the other parties thereto, and are in full force and effect;

(v)         no Government Contract is currently the subject of bid or award protest proceedings, and to the best of Borrower's knowledge, no Government Contract to which Borrower is a party is reasonably likely to become the subject of bid or award protest proceedings;

(vi)        (A) the Borrower has complied in all material respects with all statutory and regulatory requirements, including the Service Contract Act, the Contract Disputes Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulations (“FAR”) and related cost principles and the cost accounting standards, where and as relevant and applicable to each of the Government Contracts; (B) to the best of Borrower’s knowledge, no termination for default, cure notice or show cause notice has been issued and remains unresolved with respect to any Government Contract, and to the best of Borrower’s knowledge, no event, condition or omission has occurred or exists that would constitute grounds for such action; (C) to the best of Borrower’s knowledge, no past performance evaluation received by Borrower with respect to any such Government Contract has set forth a default or other failure to perform thereunder or termination or default thereof; and (D) no money due to Borrower pertaining to any Government Contract has been withheld or set-off as a result of any claim(s) made against Borrower involving amounts in excess of Five Thousand Dollars ($5,000), individually or in the aggregate.

(vii)       Borrower has not taken any action or is a party to any litigation that could reasonably be expected to give rise to (A) liability under the False Claims Act, (B) a claim for price adjustment under the Truth in Negotiations Act, or (C) any other request for a reduction in the price of any Government Contract in excess of Five Thousand Dollars ($5,000), individually or in the aggregate;

(viii)      No Government Contract to which Borrower has been a party has been terminated by a Governmental Authority for default in the past ten (10) years;

(ix)         Neither Borrower nor any Affiliate of Borrower nor any of their respective directors, officers or employees has received any notice of, or information concerning, any proposed, contemplated or initiated suspension or debarment, be it temporary or permanent, due to an administrative or a statutory basis, of Borrower or any Affiliate of Borrower by any Governmental Authority.

(x)          Neither Borrower nor any Affiliate of Borrower has defaulted under any Government Contract which default would be a basis of terminating such Government Contract, and no cure notice or show cause notice has been issued to Borrower or any Affiliate of Borrower for which corrective action(s) have not been initiated or completed;

(xi)         (A) Borrower has not undergone, and Borrower is not undergoing, any audit, inspection, survey or examination of records by any Governmental Authority relating to any Government Contract involving fraud, deception, dishonesty, willful misconduct, criminal activity or any allegation thereof, (B) Borrower has not received written notice of, and Borrower has not undergone, any investigation or review relating to any Government Contract involving fraud, deception, dishonesty, willful misconduct, criminal activity or any allegation thereof, and (C) no such audit, review, inspection, investigation, survey or examination of records has been threatened in writing;

(xii)        Borrower has not received any official written notice that it is or was being specifically audited (other than a routine audit in the ordinary course of Borrower’s business) or investigated by the General Accounting Office, the Defense Contract Audit Agency of the United States Government (the “DCAA”), any state or federal agency Inspector General, the contracting officer with respect to any Government Contract, or the Department of Justice (including any United States Attorney);

(xiii)       The Borrower maintains systems of internal controls (including cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems), where required, that are in compliance in all material respects with all requirements of all of the Government Contracts and of applicable government laws and regulations.

(xiv)      Neither Borrower, nor to the best of Borrower’s knowledge, any of its employees, officers or agents, has committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1,-2;

(xv)       All reasonable documentation requested by Lender for compliance with the Assignment of Claims Act has been executed and delivered by Borrower to Lender in connection with each Government Contract required to be assigned pursuant to the terms of this Agreement;

(xvi)      Each Borrower signatory to a Government Contract is duly registered in the Central Contractor Registration/System for Award Management pursuant to applicable FAR provisions;

(xvii)     Borrower has applied for and/or obtained a SAFETY Act certification or designation with respect to any products or services provided by Borrower that could be reasonably expected to thwart or be used to carry out an act of terrorism;

(b)          Borrower shall, promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of any default under any Government Contract or any event which, if not corrected, could give rise to a default under any Government Contract. Borrower also shall promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender of a termination for convenience with respect to any Government Contract;

(c)          In addition to all other Events of Default set forth in this Agreement, each of the following shall also constitute an Event of Default: (a) if Borrower shall be debarred or suspended from any contracting with any Governmental Authority; or (b) if a notice of debarment or notice of suspension shall have been issued to Borrower; or (c) if a notice of termination for default or the actual termination for default of any Government Contract shall have been issued to or received by Borrower.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that prior to satisfaction, as determined by Lender, of the Lien Release Conditions, Borrower will:

Section 4.1           FINANCIAL STATEMENTS. Provide to Lender the financial information set forth on Schedule D, in form and detail satisfactory to Lender, within the time periods set forth in Schedule D.

Section 4.2           COLLATERAL REPORTING AND RECORDS. Maintain, and cause each Obligor to maintain, complete and accurate records regarding the Collateral. Provide to Lender all of the information set forth on Schedule E, in form and detail satisfactory to Lender, within the time periods set forth in Schedule E, and delivered electronically if Borrower has implemented electronic reporting.

Section 4.3           FINANCIAL COVENANTS. Comply with the Financial Covenants.

Section 4.4           ACCOUNTING RECORDS; INSPECTIONS. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP. Borrower will, and Borrower will cause each Obligor to, permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the Collateral and the other assets and properties of Borrower and Obligors, and to do inspections, exams and appraisals of the Collateral and any other assets of Borrower and Obligors.

Section 4.5           COMMUNICATIONS WITH CUSTOMERS; NOTICES OF ASSIGNMENT. Permit Lender (in Lender's name or in the name of a nominee of Lender) to, and Borrower hereby irrevocably authorizes Lender (in Lender’s name or in the name of a nominee of Lender) to, communicate with any Account Debtor obligated on an Account, by mail, telephone, facsimile transmission or otherwise, to verify the validity, amount or any other matter relating to any Account and to confirm Borrower’s sale of goods or rendition of services to such Account Debtor. Without limiting the foregoing, Borrower irrevocably authorizes Lender, at any time, to notify Account Debtors of the interest of Lender in Accounts, including pursuant to a Notice of Assignment of Accounts.

Section 4.6           COMPLIANCE. Preserve and maintain, and cause each Obligor to preserve and maintain, all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents under which such Borrower or Obligor is organized and/or which govern such Borrower or Obligor’s continued existence, and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to each such Borrower or Obligor and/or its business, the failure to maintain or comply with which could reasonably be expected to cause a Material Adverse Change.

Section 4.7           USA PATRIOT ACT. (a) Ensure, and cause each Obligor and each subsidiary of Borrower and each Corporate Obligor to ensure, that none of its equity owners shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control, the Department of the Treasury or included in any Executive Orders of the President of the United States, (b) not use or permit the use of the proceeds of any Advance hereunder or any other financial accommodation from Lender to violate any of the foreign asset control regulations of the Office of Foreign Assets Control or other applicable law, rule or regulation, (c) comply, and cause each Obligor and each subsidiary of Borrower and each Corporate Obligor to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (d) otherwise comply with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as required by federal law and Lender’s policies and practices.

Section 4.8           MAINTENANCE OF PROPERTIES. Keep all properties useful or necessary to each Obligor's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements so that such properties will be fully and efficiently preserved and maintained.

Section 4.9           TAXES AND OTHER LIABILITIES. Pay and discharge when due, and cause each Obligor to pay and discharge when due, any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments.

Section 4.10         NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any material dispute (including, without limitation, any Commercial Dispute) between an Account Debtor and Borrower, or of the return by or repossession of Goods by Borrower from any Account Debtor; (c) the assertion, filing, recording or perfection by any means of any Lien against any of the Collateral other than Permitted Liens; (d) the commencement of an Insolvency Proceeding with respect to any Account Debtor of Borrower.

Section 4.11         INSURANCE. Maintain, and cause each Obligor to maintain, insurance customary for the business in which it is engaged and maintain all risk property insurance coverage covering the full replacement cost of the Collateral, together with general liability insurance, in each case, in form, substance, amounts, under agreements and with insurers acceptable to Lender. The insurance policies must be issued by an insurance company acceptable to Lender and contain a lender loss payable endorsement acceptable to Lender naming Lender as first and sole loss payee with regard to property coverage and as additional insured with regard to liability coverage.

Section 4.12         COOPERATION. Take, and cause each Obligor to take, such actions and execute and deliver to Lender such instruments and documents as Lender will request (including obtaining collateral access and other agreements from third parties as Lender deems necessary) to create, maintain, preserve and protect Lender’s first-priority security interest in the Collateral and Lender’s rights in the Collateral and to carry out the intent of this Agreement and the other Loan Documents. Without limiting the foregoing, Borrower shall, and shall cause each Obligor to, deliver to Lender, from time to time at the request of Lender, an Internal Revenue Service form 8821.

ARTICLE V

NEGATIVE COVENANTS

Borrower covenants that, prior to satisfaction, as determined by Lender, of the Lien Release Conditions:

Section 5.1           USE OF FUNDS. No Obligor will use any of the proceeds of any Advance or any other credit extended under this Agreement for purposes other than (i) to repay in full, the outstanding principal, accrued interest, and accrued fees and expenses owing by Borrower under any credit facility of Borrower existing immediately prior to the Closing Date, (ii) to pay Lender Expenses incurred in connection with this Agreement and the other Loan Documents, and (iii) thereafter, consistent with the terms of this Agreement, for working capital and other business purposes of Borrower. The Borrower will not use the proceeds of any extension of credit to purchase or carry margin stock or for any other purpose that violates the terms of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

Section 5.2           MERGER, CONSOLIDATION, TRANSFER OF ASSETS, TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS. Except with the prior written consent of Lender, which consent shall not be unreasonably withheld, no Corporate Obligor will (a) merge with or consolidate with any other Person (except that a Corporate Obligor may merge with and into a Borrower provided such Borrower is the surviving entity); (b) make any substantial change in the nature of any of its business as conducted as of the Closing Date; (c) except as permitted in Section 5.7 below, make any material change in the existing executive management personnel of such Corporate Obligor; (d) become a member or partner in a joint venture, partnership or limited liability company; (e) acquire all or substantially all of the assets of any other Person (or any division, business unit or line of business of any other entity), or acquire any assets outside the ordinary course of such Corporate Obligor’s business; (f) sell, lease, transfer or otherwise dispose of any of any of its assets, except for the sale of Inventory in the ordinary course of its business, (g) create or acquire any Subsidiary; (h) enter into any other transaction outside the ordinary course of business (including any sale and leaseback transaction); provided that, executive compensation payable by Borrower to its executive employees shall be deemed an ordinary course of business transaction; or (i) liquidate, wind up, or dissolve itself or suspend or cease operation of a substantial portion of its business.

Section 5.3           LOANS, ADVANCES, INVESTMENTS. No Corporate Obligor will make any investment in any Person, whether in the form of loans, advances, guarantees, capital contributions or other investment, without the consent of Lender or as otherwise expressly permitted hereunder.

Section 5.4           DIVIDENDS, DISTRIBUTIONS. No Corporate Obligor will declare or pay any dividend or distribution either in cash or any other property in respect of any stock in any Corporate Obligor, or redeem, retire, repurchase or otherwise acquire any Stock of any Corporate Obligor, except Permitted Dividends.

Section 5.5           LIENS. No Corporate Obligor will mortgage, pledge, grant or permit to exist a security interest in, or Lien upon, all or any portion of any Corporate Obligor’s assets now owned or subsequently acquired, except Permitted Liens.

Section 5.6           AFFILIATE TRANSACTIONS. No Obligor will, directly or indirectly, enter into, or permit to exist, any transaction with any Affiliate of such Obligor, except for (a) transactions that are in the ordinary course of such Obligor’s business, and are on fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) so long as it has been approved by such Corporate Obligor’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and directors of such Corporate Obligor in the ordinary course of business and consistent with industry practice. Notwithstanding the foregoing or anything to the contrary herein, (1) executive compensation payable by Borrower to its executive employees shall be deemed permitted under this Section 5.6 and (2) Borrower shall be permitted to advance to Faro Recruiting America, Inc. (“Faro”), for the payment of tax related expenses, an amount not to exceed $50,000 in the aggregate at any time outstanding (which amount may be exceeded with the prior written consent of Lender, such consent not to be unreasonably withheld).

Section 5.7           ORGANIZATIONAL CHANGES. Without giving Lender at least 30 days prior written notice, (a) no Corporate Obligor will change its name, chief executive office, principal residence, organizational documents, organizational identification number, state of organization, organizational identity, “location” as defined in Section 9-307 of the Code and (b) no Obligor that is a natural Person will change its name as set forth on such Obligor’s driver’s license or other special identification card issued by any state. No Corporate Obligor shall change its chief executive officer, chief financial officer or chief operating officer, or any officer of similar title or authority, without giving Lender thirty (30) days advance notice of such change.

Section 5.8           CHANGE OF ACCOUNTING METHOD. No Obligor will modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1           EVENTS OF DEFAULT. Lender may terminate the Line of Credit and demand immediate payment of all Obligations at any time and for any reason. Without waiving or limiting these rights, the following is a non-exclusive list of critical events that, if they were to occur, would allow Lender to charge increased interest with respect to Advances under the Line of Credit, ask for additional Collateral or other support for its continued extension of credit to Borrower, terminate the Line of Credit, demand immediate payment of the Obligations and exercise its remedies under this Agreement. Each such critical event is an "Event of Default" under this Agreement and includes any of the following:

(a)          Borrower fails to pay when due any Obligation.

(b)          Any financial statement or certificate furnished by an Obligor to Lender in connection with, or any representation or warranty made or deemed made by an Obligor under, this Agreement or any other Loan Document proves to be incorrect, false or misleading in any material respect when furnished or made (or deemed made).

(c)          Any default by an Obligor in the performance of or compliance with any obligation, covenant, agreement or other provision contained in this Agreement or in any other Loan Document, or any default by an Obligor of any other obligation of such Obligor to Lender.

(d)          Any breach or default by an Obligor under any document, instrument or agreement to which it is a party or by which such Obligor or any of its properties are bound, relating to Indebtedness in excess of the Cross Default Indebtedness Amount, if the maturity of or any payment with respect to such Indebtedness may be accelerated or demanded due to such breach or default.

(e)          Any levies of attachment, executions, tax assessments, tax liens, judgments or similar process shall be issued against any Corporate Obligor or the Collateral and shall not be released within ten (10) days thereof; or the existence of any other lien, claim or encumbrance (other than Permitted Liens) against the Collateral.

(f)          Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business.

(g)          Any Obligor becomes insolvent, or becomes the subject of a voluntary Insolvency Proceeding, or becomes the subject of an involuntary Insolvency Proceeding which is not dismissed within 30 days of the filing thereof, or suspends or ceases operation of all or a material portion or line of its business.

(h)          The dissolution or liquidation of any Corporate Obligor or the death or incapacity of any Obligor that is a natural Person;

(i)          Without the prior written consent of Lender, which consent shall not be unreasonably withheld, the sale, transfer or exchange, either directly or indirectly, to any one Person of more than 15% in the aggregate of the Stock in Ultimate Parent or any other Corporate Obligor.

(j)          Any Obligor makes any payment on any Indebtedness which is subject to a subordination agreement in favor of Lender, in violation of such subordination agreement.

(k)          Any Obligor or any of its senior management is or at any time has been criminally indicted or convicted for a felony offense under any state or federal law.

(l)          The results of any background investigation or report conducted by Lender with respect to any of an Obligor’s senior management or financial personnel fail to be satisfactory to Lender, in Lender’s sole discretion.

(m)          Any Obligor repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty or under any other Loan Document to which it is a party.

(n)          Any default or event of default occurs under the Affiliate Credit Agreement.

Section 6.2           REMEDIES.

(a)          Upon the occurrence and during the continuation of an Event of Default, Lender may: (i) declare the Obligations to be immediately due and payable, at which time such Obligations shall be immediately due and payable and Borrower shall be obligated to immediately repay all of such Obligations in full, without presentment, demand, protest, notice of dishonor, or other notice of any kind or other requirement of any kind, all of which are hereby expressly waived by Borrower; (ii) terminate the Line of Credit and decline to make further Advances or other extensions of credit under this Agreement and any of the Loan Documents; and (iii) exercise any or all rights, powers and remedies available hereunder and under each of the other Loan Documents, or accorded by law or equity. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence and during the continuation of an Event of Default, and the same are cumulative and not exclusive, and will be in addition to any other rights, powers or remedies provided by law or equity. Notwithstanding the rights reserved to Lender in this Section 6.2, the Line of Credit is a discretionary Line of Credit and may be terminated by Lender at any time in its sole discretion regardless of whether an Event of Default has occurred and is continuing and Lender may demand immediate payment of all Obligations at any time.

(b)          Without limiting the generality of the foregoing, upon the occurrence of any Event of Default, Lender shall have all the rights and remedies of a secured party under the Code and other applicable laws with respect to all Collateral, such rights and remedies being in addition to all of Lender’s other rights and remedies provided for herein, and all of which rights and remedies may be exercised without notice to, or consent by, any Obligor except as such notice or consent is expressly provided for hereunder. Lender may for any reason apply for the appointment of a receiver, ex parte without notice (except where such notice is required by law), of the Collateral (to which appointment Borrower hereby consents) without the necessity of posting a bond or other form of security (which Borrower hereby waives). Lender may sell or cause to be sold any or all of such Collateral, in one or more sales or parcels, at such prices and upon such terms as Lender shall elect, for cash or on credit or for future delivery, without assumption of any credit risk, and at a public or private sale as Lender may deem appropriate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give the applicable Obligor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. At any such sale, Lender may disclaim warranties of title, possession, quiet enjoyment, merchantability and the like and any such disclaimer shall not affect the commercial reasonableness of the sale. The requirements of reasonable notice shall be met if any such notice is mailed, postage prepaid, to the applicable Obligor’s address set forth on the signature page hereto (or, with respect to Obligors not party hereto, to such other address as such Obligor shall have given to Lender for notice purposes), at least seven (7) days before the time of the sale or disposition thereof. Lender may be the purchaser at any such public sale and thereafter hold the property so sold at public sale, absolutely, free from any claim or right of any kind, including any equity of redemption. The proceeds of sale shall be applied first to all costs and expenses of, and incident to, such sale, (including attorneys’ costs, fees and expenses), and then to the payment (in such order as Lender may elect in its sole discretion) of all other Obligations. After application of the proceeds of any Collateral to the Obligations, any remaining proceeds shall be paid to Borrower or such other Person entitled thereto under applicable law. Borrower shall remain liable for any deficiency.

ARTICLE VII

MISCELLANEOUS

Section 7.1           UCC Terms. When used herein, unless otherwise indicated herein, the terms “Account”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Record” and “Supporting Obligation” shall have their respective meanings set forth in the Code.

Section 7.2           NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents will affect or operate as a waiver of such right, power or remedy; nor will any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default (including any Default or Event of Default) under any of the Loan Documents must be in writing and will be effective only to the extent set forth in such writing.

Section 7.3           NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party’s name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows: (a) if sent by hand delivery or overnight courier, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by electronic mail, upon sender’s receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return email or other written acknowledgment).

Section 7.4           COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower will pay to Lender immediately upon demand the full amount of all Lender Expenses. All such costs, fees and expenses shall be payable on demand and may be charged by Lender to the Loan Account. Borrower’s obligations set forth in this Section 7.4 will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect.

Section 7.5           TAXES.

(a)          All payments made by any Obligor hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of such Taxes is required, Borrower agrees to pay the full amount of such Taxes.

(b)          Concurrently with the execution of this Agreement, (i) Lender shall execute an Affidavit of Out-Of-State Delivery, substantially in the form annexed hereto as Schedule G, if Borrower is organized or is located in the State of Florida and this Agreement is delivered to Lender outside of the State of Florida, and (ii) Borrower shall execute and deliver an Affidavit For Execution Of Credit and Security Agreement Without The State of Florida, substantially in the form annexed hereto as Schedule H, if Borrower is organized or is located in the State of Florida and this Agreement is executed outside of the State of Florida.

Section 7.6           GENERAL. This Agreement will be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided that no Borrower may assign or transfer any of its interests, rights or obligations under this Agreement without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and benefits under this Agreement and the other Loan Documents. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter of this Agreement. This Agreement may be amended or modified only in writing signed by each party to this Agreement. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents. If any provision of this Agreement or any other Loan Document will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement or the other Loan Documents. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which when taken together will constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement and any party’s failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 7.7           MULTIPLE BORROWERS

(a)          Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations under this Agreement and all agreements under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender; (iii) the existence, value or condition of, or failure to perfect any of Lender’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.

(b)          Contribution.        Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender or under any of the Bank Products are hereby expressly made subordinate and junior in right of payment, including, without limitation as to any increases in the Obligations arising under this Agreement or under the Bank Products, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower.

(c)          No Limitation on Liability.    Nothing contained in this Section 7.7 shall limit the liability of any Borrower to pay extensions of credit made directly or indirectly to that Borrower (including revolving loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations relating to any letters of credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its sole discretion, to condition an extension of credit hereunder upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such extensions of credit to such Borrower.

(d)          Common Enterprise. The successful operation and condition of the Borrower, individually and collectively, is dependent on the continued successful performance of the functions of Borrower collectively as a whole and of each Borrower individually. Each Borrower expects to derive benefit (and its respective board of directors or other governing body have determined that such Borrower may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each other Borrower and (b) any financial accommodation extended by Lender to the Borrower, both in their separate individual capacities as a Borrower and in their collective capacity as the Borrower. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Document to be executed by it is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and indirect benefit to it, and is in its best interest.

Section 7.8           INDEMNITY. Borrower indemnifies Lender and its Affiliates, Subsidiaries, directors, officers, employees, representatives, agents, and attorneys, and holds them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, this Agreement, any of the Loan Documents, or the Collateral or any relationship or agreement between Lender and the Obligors, or any other matter, relating to any Obligor, the Obligations or the Collateral; provided that this indemnity will not extend to damages that a court of competent jurisdiction finally determines in a non-appealable judgment to have been caused by the indemnitee’s own gross negligence or willful misconduct. Regardless of any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

Section 7.9           GOVERNING LAW. The validity of this Agreement and the other Loan Documents (unless otherwise expressly provided in such Loan Document) and the construction, interpretation, and enforcement of this Agreement and the other Loan Documents, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement and the other Loan Documents will be determined under, governed by and construed in accordance with the laws of the Applicable State, without regard conflicts of laws principles.

Section 7.10         CONSEQUENTIAL DAMAGES. No claim may be made by any Obligor against Lender, or any Affiliate, Subsidiary, director, officer, employee, representative, agent, attorney or attorney-in-fact of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document or any related act, omission, or event, and Borrower waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 7.11         SAVINGS CLAUSE.

(a)          No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or any other Loan Document or otherwise in connection with this Agreement, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums owed pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations of Borrower hereunder; and, if the principal of such Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the maximum rate permitted by applicable law, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed the maximum rate permitted by law.

(b)          If at any time the rate of interest applicable to the Obligations of Borrower hereunder, together with any other fees and other amounts payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount that would have accrued at the maximum rate permitted by applicable law, then the amount of interest and any such fees and other amounts to accrue to Lender pursuant to this Agreement and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount that would have accrued at the maximum rate permitted by applicable law, but to the extent permitted by applicable law, any subsequent reductions, as applicable, shall not reduce the interest to accrue to Lender pursuant to this Agreement and the other Loan Documents below the maximum rate permitted by applicable law until the total amount of interest accrued pursuant to this Agreement and the other Loan Documents and such fees and other amounts deemed to be interest equals the amount of interest, fees and other amounts that would have accrued to Lender but for the effect of this Section 7.11.

(c)          For purposes of determining the maximum rate permitted under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code, provided however, that to the extent permitted by applicable law, Lender reserves the right to change, from time to time by further notice and disclosure to Borrower by Lender the ceiling on which the maximum rate is based under the Texas Finance Code, and provided further that the maximum rate for purposes of this Agreement shall not be limited to the applicable weekly rate under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Agreement (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

Section 7.12         RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default, (a) Borrower authorizes Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Lender will have declared any extension of credit under this Agreement to be due and payable in accordance with the terms of this Agreement, to set off against, and to appropriate and apply to the payment of, the Obligations (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Lender to any Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such the Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Borrower grants to Lender a security interest in all deposits and accounts maintained with Lender to secure the payment of all Obligations.

Section 7.13         CONFIDENTIALITY. Lender agrees that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans will be treated by Lender in a confidential manner, and will not be disclosed by Lender to Persons who are not parties to this Agreement, except (i) to Lender’s Affiliates, attorneys, representatives, agents and other advisors and to officers, directors and employees of Lender, (ii) as required by law or by any court, governmental or regulatory authority, (iii) as agreed by Borrower, (iv) if such information becomes generally available to the public, (v) in connection with any litigation or adversary proceeding involving claims related to this Agreement or the assignment, participation or pledge of Lender’s interest in this Agreement, and (vi) in connection with the exercise by Lender of any right or remedy under this Agreement, any other Loan Document or at law. Lender may use the name, logos, and other insignia of the Borrower and the maximum amount of the credit facilities provided under this Agreement in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.

Section 7.14         DATA TRANSMISSION. Lender assumes no responsibility for privacy or security risks as a result of the method of data transmission selected by Borrower or any other Obligor. Lender only assumes responsibility for data transmitted from Borrower once the data is received within Wells Fargo Bank, National Association’s internal network. Lender assumes no responsibility for privacy or security for data transmitted from Lender to any Obligor once the data is dispensed from Wells Fargo Bank, National Association’s internal network.

Section 7.15         PATRIOT ACT NOTICE. Lender hereby notifies each Obligor that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow Lender to identify each Obligor in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for each Obligor, and (b) OFAC/PEP searches and customary individual background checks of each Corporate Obligor’s senior management and key principals, and Borrower agrees to cooperate, and to cause each Obligor to cooperate, in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall constitute Lender Expenses.

Section 7.16         ARBITRATION.

(a)          ARBITRATION. THE PARTIES HERETO AGREE, UPON DEMAND BY ANY PARTY, WHETHER MADE BEFORE THE INSTITUTION OF A JUDICIAL PROCEEDING OR NOT MORE THAN 60 DAYS AFTER SERVICE OF A COMPLAINT, THIRD PARTY COMPLAINT, CROSS-CLAIM, COUNTERCLAIM OR ANY ANSWER THERETO OR ANY AMENDMENT TO ANY OF THE ABOVE TO SUBMIT TO BINDING ARBITRATION ALL CLAIMS, DISPUTES AND CONTROVERSIES BETWEEN OR AMONG THEM (AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, AND OTHER AGENTS), WHETHER IN TORT, CONTRACT OR OTHERWISE ARISING OUT OF OR RELATING TO IN ANY WAY (I) ANY CREDIT SUBJECT HERETO, OR ANY OF THE OTHER LOAN DOCUMENTS, AND THEIR NEGOTIATION, EXECUTION, COLLATERALIZATION, ADMINISTRATION, REPAYMENT, MODIFICATION, EXTENSION, SUBSTITUTION, FORMATION, INDUCEMENT, ENFORCEMENT, DEFAULT OR TERMINATION; OR (II) REQUESTS FOR ADDITIONAL CREDIT; PROVIDED HOWEVER THAT THE PARTIES AGREE THAT, NOTWITHSTANDING THE FOREGOING, EACH PARTY RETAINS THE RIGHT TO PURSUE IN SMALL CLAIMS COURT ANY DISPUTE WITHIN THAT COURT’S JURISDICTION. IN THE EVENT OF A COURT ORDERED ARBITRATION, THE PARTY REQUESTING ARBITRATION SHALL BE RESPONSIBLE FOR TIMELY FILING THE DEMAND FOR ARBITRATION AND PAYING THE APPROPRIATE FILING FEE WITHIN THE 30 DAYS OF THE ABATEMENT ORDER OR THE TIME SPECIFIED BY THE COURT. FAILURE TO TIMELY FILE THE DEMAND FOR ARBITRATION AS ORDERED BY THE COURT WILL RESULT IN THAT PARTY’S RIGHT TO DEMAND ARBITRATION BEING AUTOMATICALLY TERMINATED.

(b)          GOVERNING RULES. ANY ARBITRATION PROCEEDING WILL (I) PROCEED IN A LOCATION IN THE APPLICABLE STATE (AS DEFINED IN THIS AGREEMENT) SELECTED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”); (II) BE GOVERNED BY THE FEDERAL ARBITRATION ACT (TITLE 9 OF THE UNITED STATES CODE), NOTWITHSTANDING ANY CONFLICTING CHOICE OF LAW PROVISION IN ANY OF THE DOCUMENTS BETWEEN THE PARTIES; AND (III) BE CONDUCTED BY THE AAA, OR SUCH OTHER ADMINISTRATOR AS THE PARTIES SHALL MUTUALLY AGREE UPON, IN ACCORDANCE WITH THE AAA’S COMMERCIAL DISPUTE RESOLUTION PROCEDURES, UNLESS THE CLAIM OR COUNTERCLAIM IS AT LEAST $1,000,000.00 EXCLUSIVE OF CLAIMED INTEREST, ARBITRATION FEES AND COSTS IN WHICH CASE THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE AAA’S OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES (THE COMMERCIAL DISPUTE RESOLUTION PROCEDURES OR THE OPTIONAL PROCEDURES FOR LARGE, COMPLEX COMMERCIAL DISPUTES TO BE REFERRED TO HEREIN, AS APPLICABLE, AS THE “RULES”). IF THERE IS ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE RULES, THE TERMS AND PROCEDURES SET FORTH HEREIN SHALL CONTROL. ANY PARTY WHO FAILS OR REFUSES TO SUBMIT TO ARBITRATION FOLLOWING A DEMAND BY ANY OTHER PARTY SHALL BEAR ALL COSTS AND EXPENSES INCURRED BY SUCH OTHER PARTY IN COMPELLING ARBITRATION OF ANY DISPUTE.

(c)          NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. THE ARBITRATION REQUIREMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING TO (I) FORECLOSE AGAINST REAL OR PERSONAL PROPERTY COLLATERAL; (II) EXERCISE SELF-HELP REMEDIES RELATING TO COLLATERAL OR PROCEEDS OF COLLATERAL SUCH AS SETOFF OR REPOSSESSION; OR (III) OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS REPLEVIN, WRIT OF POSSESSION, INJUNCTIVE RELIEF, ATTACHMENT, GARNISHMENT OR THE APPOINTMENT OF A RECEIVER. THIS EXCLUSION DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OR OBLIGATION OF ANY PARTY TO SUBMIT ANY DISPUTE TO ARBITRATION OR REFERENCE HEREUNDER, INCLUDING THOSE ARISING FROM THE EXERCISE OF THE ACTIONS DETAILED IN SECTIONS (I), (II) AND (III) OF THIS PARAGRAPH.

(d)          ARBITRATOR QUALIFICATIONS AND POWERS. ANY ARBITRATION PROCEEDING IN WHICH THE AMOUNT IN CONTROVERSY IS $5,000,000.00 OR LESS WILL BE DECIDED BY A SINGLE ARBITRATOR SELECTED ACCORDING TO THE RULES, AND WHO SHALL NOT RENDER AN AWARD OF GREATER THAN $5,000,000.00. ANY DISPUTE IN WHICH THE AMOUNT IN CONTROVERSY EXCEEDS $5,000,000.00 SHALL BE DECIDED BY MAJORITY VOTE OF A PANEL OF THREE ARBITRATORS; PROVIDED HOWEVER, THAT ALL THREE ARBITRATORS MUST ACTIVELY PARTICIPATE IN ALL HEARINGS AND DELIBERATIONS, EXCEPT THAT A SINGLE ARBITRATOR MAY DECIDE PRE-HEARING DISCOVERY DISPUTES. THE ARBITRATOR(S) WILL BE A NEUTRAL ATTORNEY LICENSED IN THE APPLICABLE STATE (AS DEFINED IN THIS AGREEMENT) OR A NEUTRAL RETIRED JUDGE OF THE STATE OR FEDERAL JUDICIARY OF THE APPLICABLE STATE (AS DEFINED IN THIS AGREEMENT, IN EITHER CASE WITH A MINIMUM OF TEN YEARS EXPERIENCE IN THE SUBSTANTIVE LAW APPLICABLE TO THE SUBJECT MATTER OF THE DISPUTE TO BE ARBITRATED. THE ARBITRATOR(S) WILL DETERMINE WHETHER OR NOT AN ISSUE IS ARBITRATABLE AND WILL GIVE EFFECT TO THE STATUTES OF LIMITATION OR REPOSE IN DETERMINING ANY CLAIM. IN ANY ARBITRATION PROCEEDING THE ARBITRATOR(S) WILL DECIDE (BY DOCUMENTS ONLY OR WITH A HEARING AT THE ARBITRATOR'S DISCRETION) ANY PRE-HEARING MOTIONS WHICH ARE SIMILAR TO MOTIONS TO DISMISS FOR FAILURE TO STATE A CLAIM OR MOTIONS FOR SUMMARY ADJUDICATION. THE ARBITRATOR(S) SHALL RESOLVE ALL DISPUTES IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE APPLICABLE STATE (AS DEFINED IN THIS AGREEMENT) AND MAY GRANT ANY REMEDY OR RELIEF THAT A COURT OF SUCH STATE COULD ORDER OR GRANT WITHIN THE SCOPE HEREOF AND SUCH ANCILLARY RELIEF AS IS NECESSARY TO MAKE EFFECTIVE ANY AWARD. THE ARBITRATOR(S) SHALL ALSO HAVE THE POWER TO AWARD RECOVERY OF ALL COSTS AND FEES, TO IMPOSE SANCTIONS AND TO TAKE SUCH OTHER ACTION AS THE ARBITRATOR(S) DEEMS NECESSARY TO THE SAME EXTENT A JUDGE COULD PURSUANT TO THE FEDERAL RULES OF CIVIL PROCEDURE, THE APPLICABLE STATE’S (AS DEFINED IN THIS AGREEMENT) RULES OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

(e)          DISCOVERY. IN ANY ARBITRATION PROCEEDING, DISCOVERY WILL BE PERMITTED IN ACCORDANCE WITH THE RULES. ALL DISCOVERY SHALL BE EXPRESSLY LIMITED TO MATTERS DIRECTLY RELEVANT TO THE DISPUTE BEING ARBITRATED AND MUST BE COMPLETED NO LATER THAN 20 DAYS BEFORE THE HEARING DATE. ANY REQUESTS FOR AN EXTENSION OF THE DISCOVERY PERIODS, OR ANY DISCOVERY DISPUTES, WILL BE SUBJECT TO FINAL DETERMINATION BY THE ARBITRATOR(S) UPON A SHOWING THAT THE REQUEST FOR DISCOVERY IS ESSENTIAL FOR THE PARTY'S PRESENTATION AND THAT NO ALTERNATIVE MEANS FOR OBTAINING INFORMATION IS AVAILABLE.

(f)          CLASS PROCEEDINGS AND CONSOLIDATIONS. NO PARTY HERETO SHALL BE ENTITLED TO JOIN OR CONSOLIDATE DISPUTES BY OR AGAINST OTHERS IN ANY ARBITRATION, EXCEPT PARTIES WHO HAVE EXECUTED THIS AGREEMENT OR ANY OTHER CONTRACT, INSTRUMENT OR DOCUMENT RELATED TO THE OBLIGATIONS, OR TO INCLUDE IN ANY ARBITRATION ANY DISPUTE AS A REPRESENTATIVE OR MEMBER OF A CLASS, OR TO ACT IN ANY ARBITRATION IN THE INTEREST OF THE GENERAL PUBLIC OR IN A PRIVATE ATTORNEY GENERAL CAPACITY.

(g)          PAYMENT OF ARBITRATION COSTS AND FEES. THE ARBITRATOR(S) SHALL AWARD ALL COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING.

(h)          MISCELLANEOUS. TO THE MAXIMUM EXTENT PRACTICABLE, THE AAA, THE ARBITRATOR(S) AND THE PARTIES SHALL TAKE ALL ACTION REQUIRED TO CONCLUDE ANY ARBITRATION PROCEEDING WITHIN 180 DAYS OF THE FILING OF THE DISPUTE WITH THE AAA. NO ARBITRATOR(S) OR OTHER PARTY TO AN ARBITRATION PROCEEDING MAY DISCLOSE THE EXISTENCE, CONTENT OR RESULTS THEREOF, EXCEPT FOR DISCLOSURES OF INFORMATION BY A PARTY REQUIRED IN THE CONNECTION WITH FINANCIAL REPORTING IN THE ORDINARY COURSE OF ITS BUSINESS OR BY APPLICABLE LAW OR REGULATION. IF MORE THAN ONE AGREEMENT FOR ARBITRATION BY OR BETWEEN THE PARTIES POTENTIALLY APPLIES TO A DISPUTE, THE ARBITRATION PROVISION MOST DIRECTLY RELATED TO THE SUBJECT MATTER OF THE DISPUTE SHALL CONTROL. THIS ARBITRATION PROVISION SHALL SURVIVE TERMINATION, AMENDMENT OR EXPIRATION OF ANY OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN THE PARTIES.

(i)          WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

Section 7.17         AMENDMENT AND RESTATEMENT.

(a)          Borrower acknowledges, confirms and agrees that (i) the security interests and liens granted to Lender pursuant to the Existing Credit Agreement Existing Loan Documents shall remain in full force and effect and shall secure all Obligations hereunder, (ii) such security interests and liens shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such security interests and liens, whether under the existing Credit Agreement, the Existing Loan Documents or otherwise, (iii) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Existing Obligations arising in connection with the Existing Credit Agreement and the Existing Loan Documents and (iv) the Existing Credit Agreement and the Existing Loan Documents to which Borrower is a party have been duly executed and delivered by such Borrower and are in full force and effect as of the date hereof.

(b)          The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are, effective as of the Closing Date, amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement; provided that each of Borrower and Lender acknowledges, confirms and agrees that such amendment and restatement shall not, in any manner, (i) be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Existing Obligations of Borrower evidenced by or arising under the Existing Credit Agreement or the Existing Loan Documents, all such Existing Obligations being deemed Obligations under this Agreement or (ii) adversely affect or impair the priority of security interests and liens granted by the Existing Credit Agreement and Existing Loan Documents.

[SIGNATURE PAGES FOLLOW]

The parties have caused this Agreement to be executed effective as of the Closing Date.

LENDER	BORROWERS

WELLS FARGO BANK, NATIONAL ASSOCIATION	MONROE STAFFING SERVICES, LLC

By	By
Name	Name
Title	Title

Address:	Address:
14241 Dallas Parkway, Suite 900	35 Corporate Drive
Dallas, Texas 75254	Trumbell, Connecticut 06611
Attention:	Attention:
Fax No.:	Fax No.:
Email:	Email:

Closing Date ____________ ____, 2014.

PEOPLESERVE, INC.

By
Name
Title

Address:
643 VFW Parkway
Chestnut Hill, MA 02467
Attention:
Fax No.:
Email:
Email:

Schedule A

to

Amended and Restated Credit and Security Agreement

DEFINITIONS

“Advances” means advances made or deemed made by Lender to Borrower pursuant to Section 1.1(a) or otherwise in accordance with this Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and Section 5.6; (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partners shall be deemed an Affiliate of such Person.

“Affiliate Credit Agreement” means that certain Credit and Security Agreement, dated on or about the date hereof, by and between Lender and PRS, as amended.

“Affiliate Facility Usage” means, as of any date of determination, the then outstanding Advances (as defined in the Affiliate Credit Agreement”).

“Applicable State” means the State or Commonwealth of Texas

“Assignment of Claims Act” means the Assignment of Claims Act, 31 USC §3727, as amended from time to time.

“Availability” means, as of any date of determination, the amount that may be borrowed as Advances under Section 1.1, subject to Lender’s discretion. Lender may, in its discretion, determine Availability for each Borrower separately.

“Bank Product Provider” means Lender or any of its Affiliates that provide Bank Products to any Obligor.

“Bank Products” means any one or more of the following financial products or accommodations extended to any Obligor by “a Bank Product Provider”: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called “procurement cards” or “P—cards”), or (f) cash management and related services (including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements).

“Bankruptcy Code” means Title 11 of the United States Code as in effect from time to time.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” has the meaning set forth in Schedule B-1.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close under to the rules and regulations of the Federal Reserve System.

“Change in Law” means the occurrence, after the date of this Agreement, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which Lender executes this Agreement as set forth below Lender’s signature block on the signature page of this Agreement.

“Code” means the Uniform Commercial Code, as in effect from time to time in the Applicable State. To the extent that defined terms set forth in this Agreement have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code will control.

-1-	Schedule A

“Collateral” means, collectively, (a) all properties, assets and rights of Borrower, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including: all Accounts, Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods, Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory), Equipment, Instruments, Investment Property, Letter-of-Credit Rights, returned Goods, and Supporting Obligations; all reserves, matured funds, credit balances and other property of Borrower in Lender’s possession; all rights of stoppage in transit, replevin, repossession, reclamation and all other rights and remedies of an unpaid vendor; all of Borrower’s Records; and all insurance policies and Proceeds and rights relating thereto and (b) all other assets and properties of any Obligor in or upon which Lender is granted or holds a Lien pursuant to the Loan Documents.

“Collections” means cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) received by Lender in respect of Collateral.

“Commercial Dispute” means any dispute or claim in any respect, regardless of merit (including, without limitation, any alleged dispute as to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise) arising out of or in connection with an Account or any other transaction related thereto.

“Compliance Certificate” means a certificate in the form of Schedule F delivered by the chief financial officer of Borrower to Lender.

“Contract Rate” has the meaning set forth in Schedule B-1.

“Corporate Obligor” means an Obligor that is not a natural Person.

“Cross Defaulted Indebtedness Amount” means the Cross Defaulted Indebtedness Amount set forth on Schedule B-1 annexed hereto.

“Daily Balance” means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

“Daily One Month LIBOR” shall mean, for any date of determination, the rate per annum for United States dollar deposits with a maturity of one (1) month as reported on Reuters LIBOR01 Screen (or any successor page) at approximately 11:00 am London time on such date of determination or, if such day is not a London business day, then on the immediately preceding London business day. If such rate is not so reported, such rate shall be as determined by Lender from another recognized source or interbank quotation. When interest or any fee hereunder is determined in relation to Daily One Month LIBOR, each change in such interest rate or fee shall become effective each Business Day that Lender determines that Daily One Month LIBOR has changed.

“DCAA” has the meaning in Section 3.14(a)(xii)

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Period” means each period commencing upon the occurrence and during the continuation of an Event of Default.

“Default Rate” means the Default Rate set forth on Schedule B-1 annexed hereto.

“Deficit Rate” means the Deficit Rate set forth on Schedule B-1 annexed hereto.

“Dilution” means, with respect to any Person for any period of determination selected by Lender, a percentage that is the result of dividing the dollar amount of the aggregate of all bad debt write-downs, discounts, allowances, credits, deductions and other dilutive items for such period as determined by Lender with respect to such Person’s Accounts for such period, by such Person’s billings with respect to Accounts for such period.

“Eligible Accounts” mean of Accounts created and invoiced by a Borrower in the ordinary course of Borrower’s business that arise out of the sale of goods or the rendition of services, upon which Borrower’s right to receive payment is absolute and not contingent upon the fulfillment of any condition, and in which Lender has a perfected first-priority security interest, but will not include:

(i)          any Account which is unpaid more than 90 days from original invoice date (or 120 days for Accounts with respect to which the Account Debtor is an Extended Terms Customer);

-2-	Schedule A

(ii)         Accounts with selling terms of more than 60 days (or 90 days for Accounts with respect to which the Account Debtor is an Extended Terms Customer);

(iii)        any Account for which there exists any right of setoff, defense, dispute or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

(iv)        Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which any Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(v)         any Account with respect to which the Account Debtor is a Governmental Authority unless either (A) the aggregate Accounts due to Borrower from such Account Debtor do not exceed 5% of all Accounts due to Borrower or (B) (1) if such Governmental Authority is the United States of America or any department, agency or instrumentality of the United States of America, Borrower shall have complied in all respects, to the satisfaction of Lender, with the Assignment of Claims Act, (2) if such Governmental Authority is any state of the United States of America, or any municipality, political subdivision or other governmental entity of any such state, Borrower shall have complied in all respects, to the satisfaction of Lender, with any statute in effect in such state that is substantially similar to the Assignment of Claims Act, as determined by Lender and (3) if such Governmental Authority is a Person not described in the foregoing clauses (1) or (2), Borrower shall deliver or cause to be delivered to such Person, in form and content acceptable to Lender, a written notice of assignment of accounts in favor of Lender with respect to all Accounts owing by such Governmental Authority to Borrower;

(vi)        any Account which represents an obligation of an Account Debtor located in a foreign country;

(vii)       any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, partner, member, parent or Subsidiary of an Obligor;

(viii)      that portion of any Account, which represents interim or progress billings or title retention rights on the part of the Account Debtor;

(ix)         that portion of Accounts owing from an Account Debtor not previously approved by Lender which exceeds the lesser of (a) 5% of Borrower’s total Accounts or (B) $200,000;

(x)          Accounts representing credit card or “C.O.D.” sales;

(xi)         Accounts arising in a transaction where Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional or contingent;

(xii)        that portion of Accounts which has been restructured, extended, amended or otherwise modified;

(xiii)       Accounts that are not payable in U.S. Dollars;

(xiv)      bill and hold invoices, except those with respect to which Lender shall have received an acceptable agreement in writing from the Account Debtor confirming the unconditional obligation of the Account Debtor to take the goods related to the Account and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts;

(xv)       Accounts which have not been invoiced to the Account Debtor (except as provided in Section 1.1(h) of this Agreement);

(xvi)      Accounts that are subject to any Lien other than Liens in favor of Lender or Liens subordinate in priority to the Liens of Lender pursuant to a subordination, intercreditor or other similar agreement, in form and substance satisfactory to Lender, duly executed by the holder of such other Lien;

-3-	Schedule A

(xvii)      That portion of any Account which represents finance charges, service charges, sales taxes, or excise taxes; or

(xviii)    any other Account deemed ineligible by Lender in its sole discretion.

“Event of Default” has the meaning set forth in Section 6.1.

“Existing Credit Agreement” means that certain Loan and Security Agreement, dated as of October 22, 2012, by and between Monroe and Lender, as amended.

“Existing Loan Documents” means, collectively, all agreements, documents and/or instruments at any time executed or delivered in connection with the Existing Credit Agreement, in each instance, as amended.

“Existing Obligations” shall mean all indebtedness, obligations and liabilities of Monroe to Lender under or pursuant to the Existing Credit Agreement and the Existing Loan Documents, including, without limitation, all “Obligations” as defined in the Existing Credit Agreement.

“Extended Terms Customers” mean, collectively, (a) Unilever United States, Inc., (b) ASML US, Inc. and (c) such other Account Debtors to which Lender may, in its sole discretion at the request of Borrower, agree to designate as Extended Terms Customers hereunder; provided, that, in each instance, the selling terms extended by Borrower to such Account Debtor are not less than 90 days from the date of invoice.

“Facility Sublimit” has the meaning set forth on Schedule B-1 annexed hereto.

“FAR” has the meaning set forth in Section 3.14(a)(vi)

“Financial Covenants” mean the financial covenants set forth in Schedule B-3 hereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Government Contract” has the meaning set forth in Section 3.14(a)(ii)

“Guarantor” means any Person that now or hereafter executes a Guaranty in favor of Lender including, without limitation, the Person or Persons set forth on the Schedule B-1 annexed hereto.

“Guaranty” means each guaranty of payment of the Obligations executed by a Guarantor for the benefit of Lender, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

“Hedge Agreement” means any “swap agreement” as that term is defined in Section 101(53B)(A) of the United States Bankruptcy Code.

“Indebtedness” means, with respect to any Person, the following, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several: (i) all obligations for borrowed money (including recourse and other obligations to repurchase accounts or chattel paper under factoring, receivables purchase or similar financing arrangement or for the deferred purchase price of property or services); (ii) all obligations in respect of surety bonds and letters of credit; (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments, (iv) all capital lease obligations; (v) all obligations or liabilities of others secured by a Lien on any asset of any of such Person, whether or not such obligation or liability is assumed; (vi) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices); (vii) all guaranties of the obligations of another Person; (viii) all obligations owing under Hedge Agreements (which amounts will be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination) and (ix) all other indebtedness, liabilities or obligations of such Person.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lender” has the meaning set forth in the preamble to this Agreement.

-4-	Schedule A

“Lender Expenses” means, collectively, all payments, advances, charges, costs and expenses, including without limitation reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), appraisal fees, consultant fees, audit fees, and exam fees expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, perfection of Lender’s Liens in the Collateral, Lender’s continued administration of this Agreement and the other Loan Documents, and the preparation of any amendments, waivers or other agreements, instruments or documents relating to this Agreement or the other Loan Documents, or in connection with any “workout” or restructuring, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Obligors or any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the above incurred in connection with any Insolvency Proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other Person) relating to any of the Obligors or any other Person and (d) any of the Collateral and other examinations, appraisals, evaluations, audits and inspections.

"Lender’s Account" means such bank account owned and maintained by Lender, in its name and for its benefit, and designated from time to time by Lender as the Lender’s Account hereunder. The Lender’s Account shall initially be as follows:

Wells Fargo Bank, N.A.

San Francisco, California

ABA# 121000248

Beneficiary: Wells Fargo Business Credit

Acct # 2000045334629

Reference: Monroe Staffing Services, LLC, et. al.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or its income, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the above, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Lien Release Conditions” means Lender’s receipt of each of the following, in form and content satisfactory to Lender: (i) cash payment in full of all Obligations and completed performance by Obligors with respect to their obligations under this Agreement and the other Loan Documents, (ii) evidence that the Line of Credit has been terminated, (iii) a general release by Obligors of all claims against Lender and its Affiliates relating to the Line of Credit and Lender’s performance and obligations under the Loan Documents, and (iv) an agreement by each Obligor and any new lender to Borrower to indemnify Lender and its Affiliates for any payments received by Lender or its Affiliates that are applied to the Obligations as a final payoff that may later be returned or otherwise not paid for any reason.

“Line of Credit” means the discretionary line of credit provided under this Agreement.

“Loan Account” means one or more account maintained by Lender on its books and records in the name of Borrower.

“Loan Documents” means this Agreement, the Affiliate Credit Agreement, each Guaranty, any and all letter of credit agreements and each contract, instrument, agreement and other document required by this Agreement or at any time entered into or delivered to Lender in connection with this Agreement and the Line of Credit.

“Material Adverse Change” means the existence or occurrence of any of the following (i) any event or condition that Lender in good faith believes impairs, or is likely to impair, the prospect of payment or performance by Obligors of any of the Obligations, or any Obligor of its obligations under the Loan Documents, or (ii) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Corporate Obligor, (iii) a material impairment of the ability of any Obligor to perform its obligations under the Loan Documents or of Lender’s ability to enforce the Obligations or realize upon any of the Collateral, (iv) a material impairment of the enforceability or priority of Lender’s Liens with respect to any of the Collateral, (v) any claim against any Obligor or threat of litigation which if determined adversely to such Obligor, would result in the occurrence of any of the above events; (vi) any Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to run its business; or (vii) any material portion of Collateral or other property of an Obligor is taken or impaired through condemnation;

“Maturity Date” has the meaning set forth in Schedule B-1.

“Maximum Revolver Amount” has the meaning set forth in Schedule B-1.

“Minimum Interest Charge” has the meaning set forth on Schedule B-1.

“Notice of Assignment of Accounts” means a Notice of Assignment of Accounts executed and delivered by Borrower to Lender in form and substance satisfactory to Lender in its sole discretion.

-5-	Schedule A

“Obligations” means (a) all loans (including the Advances), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to any letters of credit issued hereunder or in connection herewith (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrower under or evidenced by this Agreement or any of the other Loan Documents or otherwise owing to Lender under any other present or future document, instrument or agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by any Obligor to a Bank Product Provider with respect to any Bank Product, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, incurred in the past or now existing or hereafter arising, however arising. Any reference in this Agreement or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding.

“Obligor” means, individually and collectively, Borrower, Guarantors and all other Persons obligated in respect of the Obligations or whose assets are security for the Obligations.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Overadvance Amount” means, as of any date of determination, the amount, if any, by which the sum of the outstanding Advances exceeds the lesser of (i) the Facility Sublimit or (ii) the Borrowing Base.

“Pass-Through Tax Liabilities” means, with respect to any Person, the amount of state and federal income tax paid or to be paid by the owner of any Stock in such Person on taxable income earned by such Person and attributable to such owner as a result of such Person’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any equity owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to such owners from or through such Person.

“Patriot Act” means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Permitted Dividends” mean:

(a) one-time dividend by Borrower to its immediate parent, made on or about the Closing Date, the amount of which dividend, together with the amount of all other dividends made by PRS on or about the Closing Date, shall not exceed $900,000; and

(b) other dividends and distributions provided that, as of the date of any such dividend or distribution and after giving effect thereto, no Default or Event of Default exists (including with respect to the Financial Covenants more the most recently ended period of determination).

“Permitted Lien” means (a) Liens in favor of Lender, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent; (c) Liens set forth on Schedule C; (d) the interests of lessors under operating leases and non-exclusive licensors under license agreements; (e) and Liens subject to an intercreditor agreement, in form and substance satisfactory to Lender, duly executed by the holder(s) of such Liens; and (f) purchase-money Liens or the interests of lessors under capital leases to the extent that such Liens or interests secure purchase-money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the cash proceeds, and (ii) such Lien only secures the purchase-money Indebtedness that was incurred to acquire the asset purchased or acquired.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and their political subdivisions.

“Prime Rate” means at any time the rate of interest most recently announced by Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference to it, and is evidenced by its recording in such internal publication or publications as Lender may designate. Each change in the rate of interest will become effective on the date each Prime Rate change is announced by Lender.

-6-	Schedule A

“PRS” means PeopleServe PRS, Inc., together with its successors and assigns.

“Reserves” means, as of any date of determination, an amount or percentage of a specific category or item that Lender establishes in its sole discretion from time to time to reduce availability under the Line of Credit to reflect events, conditions, contingencies, or risks which might affect the assets, business or prospects of any of the Obligors or any of the Collateral or its value or the enforceability, perfection or priority of Lender’s security interest in the Collateral. Reserves may, at the sole discretion of Lender, include, without limitation, reserves for Dilution in excess of 2%, Bank Products, Affiliate Facility Usage and the aggregate amount, if any, of all trade payables and other obligations of any Obligor aged in excess of 60 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of Obligors, in each case as determined by Lender in its sole discretion.

“Settlement Days” means the number of settlement days set forth on Schedule B-1 hereto.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

“Taxes” means taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or subsequently imposed by any jurisdiction or by any political subdivision or taxing authority and all related interest, penalties or similar liabilities.

“Termination Date” means the earliest of the following: (i) the Maturity Date, or (ii) the date the Line of Credit is terminated by Borrower in accordance with the terms hereof or (iii) the date this Agreement is terminated by Lender in accordance with the terms hereof, or (iv) any date that Lender demands payment in full of the Obligations payable hereunder in accordance with the terms hereof.

“Unbilled Account” has the meaning set forth in Section 1.1(h)

“Ultimate Parent” means Staffing 360 Solutions, Inc., together with its successors and assigns.

-7-	Schedule A

SCHEDULE B-1
to
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

SELECTED ECONOMIC AND OTHER TERMS

Borrowing Base:

(i)     ninety percent (90%) (or such lesser percentage as Lender in its sole discretion may deem appropriate) of Eligible Accounts, less

(ii)   all Reserves, less

(iii)  any other Obligations (other than Advances).

Contract Rate:	An interest rate per annum equal to Daily One Month LIBOR in effect from time to time plus 5%

Default Rate:	An interest rate per annum equal to 18%

Deficit Rate:	An interest rate per annum equal to 18%

Cross Default Indebtedness Amount:	$250,000

Maturity Date:	October 21, 2015, as such date may be extended in accordance with Section 1.4(e) of this Agreement.

Maximum Revolver Amount:	$15,000,000

Facility Sublimit	As of any date of determination, an amount equal to the Maximum Revolver Amount minus any Affiliate Facility Usage

Settlement Days:	2 days

Guarantors	Ultimate Parent Matt Briand (limited support guaranty) Brendan Flood (validity guaranty) Alfonso J. Cervantes (validity guaranty) Jeff Mitchell (validity guaranty)

-1-	Schedule B-1

SCHEDULE B-2
to
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FEES

Monthly:

(a)	Cash Management and Other Service Fees. Fees for cash management services and other Bank Products and services provided to Borrower by Lender, in accordance with the agreements entered into between any Borrower and Lender from time to time, including Lender’s customary fees and charges with respect to the disbursement of funds or the receipt of funds to or for the account of any Borrower (whether by wire transfer or otherwise).

(b)	Minimum Interest Charge. If during any month the daily average of the outstanding Advances plus Affiliate Facility Usage is less$5,000,000, Borrower will pay to Lender, on the first day of the next month, a fee equal to (i) the aggregate interest at the Contract Rate that the Borrower and PRS would have paid to Lender hereunder and under the Affiliate Credit Agreement, as applicable, had such daily average been at least $5,000,000, minus (ii) the actual amount of interest at the Contract Rate paid or payable by Borrower and PRS hereunder and under the Affiliate Credit Agreement, as applicable, for such month; provided, that, each such minimum interest charge shall be reduced, in each instance, by any amount confirmed in writing by Lender to have been received by Lender, in cash or other immediately available funds, in respect of any analogous minimum interest charge due under the Affiliate Credit Agreement on the same date and for the same period as such minimum interest charge payable hereunder.

Annually:

(a)	Facility Fee. Commencing October 22, 2014, and on each annual anniversary thereof prior to the Maturity Date, Borrower shall pay to Lender a facility fee of $60,000 (each, a “Facility Fee”); provided, that, (i) if at any time the aggregate outstanding Advances plus Affiliate Facility Usage exceeds $12,000,000 then (A) upon the initial occurrence of such event (the “Increase Date”), Borrower shall pay to Lender an additional fee of $15,000 (the “Additional Fee”) and (B) the amount of each Facility Fee payable after the Increase Date shall be equal to 0.5% of the Maximum Revolver Amount and (ii) each such Facility Fee and any such Additional Fee shall be reduced, in each instance, by any amount confirmed in writing by Lender to have been received by Lender, in cash or other immediately available funds, in respect of any analogous facility fee or additional fee due under the Affiliate Credit Agreement on the same date and for the same period as such minimum interest charge payable hereunder.

Upon demand by Lender or as otherwise specified in this Agreement:

(a)	Commission. Borrower shall pay to Lender, with respect to each Account due from an Extended Terms Customer, a commission equal to 0.25% multiplied by the gross face amount of each such Account, which commission shall be due and payable upon the earlier of the date payment of such Account is credited by Lender to the Obligations and the date on which such Account ceases to constitute an Eligible Account hereunder.

(b)	Collateral Exam Fees, Costs and Expenses. Lender’s fees, costs and expenses in connection with any collateral exams or inspections conducted by or on behalf of Lender at the current rates established from time to time by Lender as its fee for collateral exams, or inspections (which fees are currently $950 per day per collateral examiner), plus all actual out-of-pocket costs and expenses incurred in conducting any collateral exam or inspection. Borrower will reimburse Lender for all fees and expenses related to collateral examinations or inspections obtained prior to the Closing Date. Applicable fees related to electronic collateral reporting will also be charged.

(c)	Appraisal Fees, Costs and Expenses. Lender’s fees, costs and expenses (including any fees, costs and expenses incurred by any appraiser) in connection with any appraisal of all or any part of the Collateral conducted at the request of Lender. In addition, Borrower will be obligated to reimburse Lender for all fees, costs and expenses related to appraisals obtained prior to the Closing Date.

-1-	Schedule B-2

(d)	Line of Credit Termination Fees. If (i) Lender terminates the Line of Credit after an Event of Default, or (ii) Borrower terminates the Line of Credit on a date other than the Maturity Date, then Borrower will pay Lender a termination fee in an amount equal to a percentage of the Maximum Revolver Amount calculated as follows: (A) $200,000, if the termination occurs on or before October 22, 2014 and (B) $100,000, if the termination occurs after such date; provided, that, any such termination fee shall be reduced by any amount confirmed in writing by Lender to have been received by Lender, in cash or other immediately available funds, in respect of any analogous termination fee due under the Affiliate Credit Agreement on the same date and for the same period as such termination fee payable hereunder.

(e)	Misdirection Fee. Lender may charge a misdirected payment fee in the amount of two and one-half (2.5%) of the amount of any check, remittance or other item of payment constituting a payment on account of an Account which is received by an Obligor and not delivered to Lender on the next Business Day following receipt by such Obligor.

(f)	Other Fees and Charges. Lender may impose additional fees and charges during a Default Period for (i) waiving an Event of Default, or (ii) the administration of Collateral by Lender. All such fees and charges will be imposed at Lender’s sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate, and any Borrower's request for an Advance following such notice will constitute each Borrower's agreement to pay such fees and charges.

-2-	Schedule B-2

SCHEDULE B-3
to
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FINANCIAL COVENANTS

1. CASH FLOW. Each Borrower will maintain positive Cash Flow, measured (a) with respect to Monroe, as of the last day of each calendar quarter for the twelve (12) month period then ended and (b) with respect to PSI, (i) as of September 30, 2014, for the three (3) month period then ended, (ii) as of December 31, 2014, for the six (6) month period then ended, (iii) as of March 31, 2015, for the nine (9) month period then ended and (iv) as of June 30, 2015 and as of the last day of each calendar quarter thereafter, for the twelve (12) month period then ended.

2. WORKING CAPITAL RATIO. Each Borrower will maintain a Working Capital Ratio of not less than 1.0 to 1.0, measured quarterly as of the last day of calendar quarter.

For purposes of this Schedule, and as used in the Agreement, the following terms shall have the meanings given to them below:

“Cash Flow” means, with respect to any Borrower for any period, (i) net income, plus (ii) depreciation and amortization, minus (iii) debt service, distributions and dividend, and non-financed capital expenditures, all as determined in accordance with GAAP. For the calculations for the first 3 quarters of 2014, Borrower may allow the add back of (A) the $900,000 workers compensation reserve and the $200,000 department of labor reserve taken in the 4th quarter of 2013 (B) debt service incurred in 2013. In addition, Borrower may allow the add back of the Permitted Dividend made by Borrower of the type described in clause (a) of the definition thereof.

“Working Capital Ratio” means, with respect to any Borrower as of any date of determination, the ratio of (i) unrestricted cash of such Borrower plus Accounts of such Borrower (net of reserves for bad debts) to (ii) the sum of (a) unpaid and accrued payroll and payroll taxes, (b) accounts payable by such Borrower to Affiliates and to corp-to-corp subcontractors and (c) the aggregate outstanding Advances plus any Affiliate Facility Usage.

-1-	Schedule B-3

SCHEDULE C
to
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DISCLOSURE SCHEDULE

Section 3.3	Pending Litigation

None.

Section 3.5	Taxes

None.

Sections 3.10 and 5.5	Existing Liens

None.

-1-	Schedule C

SCHEDULE D

to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FINANCIAL STATEMENTS

as soon as available, but within 30 days after the end of each month (or, with respect to the Compliance Certificate described in clause (b), quarter):

(a) internally prepared financial statements of each Borrower for such month then ended, which shall include a balance sheet, income statement, statement of cash flow, and statement of owner’s equity with respect to the Borrower during such month, prepared in accordance with GAAP; and

(b) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial and certain other covenants set forth in this Agreement, and a certificate of the president or chief financial officer of Borrower attesting that the financial statements are accurate and that there exists no Default or Event of Default.

as soon as available, but within 120 days after the end of each fiscal year	(a) annual financial statements of each Borrower for such fiscal year then ended, audited by independent certified public accountants reasonably acceptable to Lender and prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of owner’s equity and, if prepared, such accountants’ letter to management);

as soon as available, but 30 days before the start of each of Borrower's fiscal years,	(a) copies of each Borrower’s forecasted (i) balance sheets, (ii) profit and loss statements, (iii) availability projections, and (iv) cash flow statements, all prepared on a basis consistent with Borrower’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, in form and substance satisfactory to Lender, in its sole discretion, for the next fiscal year, on a monthly basis, certified by the chief financial officer of Borrower as being such officer’s good faith estimate of the financial performance of the Borrower during the period covered.

on request of Lender	such other information as Lender may request in its sole discretion

-1-	Schedule D

SCHEDULE E

to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

COLLATERAL REPORTING

Contemporaneously with each request for an Advance or more frequently as Lender requests.

(a)     a schedule of Accounts, in form and substance acceptable to Lender.

(b)     copies of invoices together with corresponding shipping and delivery documents and credit memos together with corresponding supporting documentation with respect to invoices and credit memos, in each instance, as requested by Lender in its discretion.

No later than the 5th day of each month.	(a) a current detailed aging, by total and by Account Debtor, of each Borrower’s Accounts. (b) a current detailed aging, by total and by vendor, of each Borrower’s accounts payable.

Within 90 days after the end of each year.	(a) a detailed list of each Corporate Obligor’s customers, with address and contact information.

Upon request by Lender.	(a) such other reports and information as to the Collateral and as to the Obligors, as Lender may request.

-1-	Schedule E

SCHEDULE F

to

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s Letterhead]

To:	Wells Fargo Bank, National Association

14241 Dallas Parkway, Suite 900

Dallas, Texas 75254

Attn: ___________________________

Re:	Compliance Certificate dated [_____________________]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” dated as of [__________], by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), MONROE STAFFING SERVICES, LLC (“Monroe”) and PEOPLESERVE, INC. (“PSI” and together with Monroe, individually and collectively, jointly and severally, the “Borrower”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to the Credit Agreement, the undersigned officer of Borrower hereby certifies that:

1.          Attached is the financial information of Obligors which is required to be furnished to Lender pursuant to Section 4.1 of the Credit Agreement for the period ended _________________ (the “Reporting Date”). Such financial information has been prepared in accordance with GAAP (except, with respect to internally prepared financial statements, for year-end adjustments and the lack of footnotes) and fairly presents in all material respects the financial condition of Obligors.

2.          Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Obligors during the accounting period covered by the financial statements delivered pursuant to the Credit Agreement.

3.          Such review has not disclosed the existence on and as of the date of this Certificate, and the undersigned does not have knowledge of the existence as of the date of this Certificate, of any event or condition that constitutes a Default or Event of Default.

4.          The representations and warranties of each of the Obligors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate (except to the extent they relate to a specified date).

5.          As of the Reporting Date, each of the Obligors is in compliance with the applicable covenants contained in ARTICLE IV and ARTICLE V of the Credit Agreement as demonstrated on the schedule attached hereto.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [____] day of [______________________].

[INSERT NAME OF BORROWER]

By:
Name:
Title:

-1-	Schedule F